UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 28, 2019
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
800 N. Glebe Road, Suite 500, Arlington, Virginia 22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 8.01 - Other Items

On May 28, 2019, University Health Care, Inc., d/b/a Passport Health Plan, a Kentucky nonprofit corporation (“Passport”), Passport Health Solutions, LLC, a Kentucky nonprofit limited liability company and subsidiary of Passport (“PHS I”), Evolent Health, Inc., a Delaware corporation (the “Company”) and Justify Holdings, Inc., a Kentucky corporation and a subsidiary of the Company (“Buyer”) entered into an Asset Purchase Agreement (the “Agreement”), pursuant to which Buyer will acquire substantially all of the assets and will assume substantially all of the liabilities of Passport and PHS I for $70,000,000 in cash and the issuance of a 30% equity interest in Buyer to the following provider sponsors of Passport: The University of Louisville, the University of Louisville Physicians, University Medical Center, Jewish Heritage Fund for Excellence, Norton Healthcare, Inc. and the Louisville/Jefferson County Primary Care Association (collectively, the “Sponsors”).

In connection with the execution of the Agreement, Evolent Health LLC and Passport entered into an amendment to the existing management services agreement to expand the services provided by Evolent Health LLC thereunder. The Agreement also contains obligations on the part of the Company to provide capital support following the execution of the Agreement to Passport to the extent necessary for regulatory capital.

The consummation of the transactions contemplated by the Agreement (the “Closing”) is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the receipt of certain regulatory approvals, including the approvals of the U.S. Department of Health and Human Services Centers for Medicare & Medicaid Services, the Kentucky Department of Insurance and the Kentucky Cabinet for Health and Family Services and such other approvals as may be required by the Commonwealth of Kentucky as it relates to the disposition of assets from a nonprofit corporation.

In connection with the Closing, the Sponsors, Buyer and a subsidiary of the Company will enter into a Shareholders’ Agreement that provides for the governance of Buyer following the Closing and certain other rights between the parties thereto.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Forward-Looking Statements

In addition to the discussion regarding forward-looking statements in the press releases attached hereto and incorporated herein by reference, this Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including, but not limited to, statements regarding the Agreement and the expected closing of the acquisition of the Passport assets and liabilities. The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. Among the factors that could cause future events or results to vary from those contained in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the Closing may be delayed or may not occur; and the risk that litigation or other matters, including the receipt of regulatory approvals, could affect the Closing. In addition, please refer to the periodic reports that the Company files with the Securities and Exchange Commission (“SEC”), including on Forms 10-K, 10-Q and 8-K and the risk factors noted therein. The SEC filings by the Company identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press release dated May 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan D. Weinberg
Name:	Jonathan D. Weinberg
Title:	General Counsel and Secretary
(Duly Authorized Officer)

Date: May 29, 2019